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EXHIBIT 4.11

                               SUBORDINATION AGREEMENT



     This AGREEMENT entered into at Boston, Massachusetts, as of April 24, 1998, between the undersigned holders of the 12% Senior Subordinated Debentures due 2005 of SeraCare, Inc. (each a "Creditor", and collectively, the "Creditors"), and Brown Brothers Harriman & Co., a New York General Partnership with an address of 40 Water Street, Boston, Massachusetts 02109 (the "Lender").


     For valuable consideration, receipt whereof is hereby acknowledged, and in consideration of the loans, advances, discounts, renewals or extensions now or hereafter made each by Lender to or for the account of SeraCare, Inc. (hereinafter called the "Borrower"), each Creditor hereby agrees with the Lender as follows:


     1. Creditor represents to the Lender that the Borrower now owes Creditor the principal amount of $16,000,000, together with accrued and unpaid interest, fees and expenses (the "Debenture Indebtedness") and that the Debenture Indebtedness has not been assigned to or subordinated in favor of any other person or entity and that Creditor holds no security therefor. Creditor further represents that the Debenture Indebtedness is not represented by any notes or other negotiable instruments, except that certain 12% Senior Subordinated Debenture, dated February 13, 1998 (the "Debenture") by the Borrower in favor of the Creditor which contains a legend indicating that the Debenture is subordinate to the obligations owing by Borrower to Lender. Creditor and, by its acknowledgment and agreement below, Borrower agree that if at any time the Debenture Indebtedness is evidenced by any notes, debentures, or instruments other than the Debenture, Creditor and Borrower shall cause such notes, debentures, or instruments to contain a legend substantially similar to the legend contained on the Debenture.


     2. Creditor hereby subordinates all present and future indebtedness of the Borrower to Creditor (collectively, the "Pecks Indebtedness") to any and all indebtedness now or hereafter owing by the Borrower to the Lender (collectively, the "Lender Indebtedness") and agrees not to demand, accept or receive any payment of principal or interest upon account of the Pecks Indebtedness or any collateral therefor, until all Lender Indebtedness has been paid in full, except for regularly scheduled payments of principal and interest respecting the Pecks Indebtedness, provided there is no existing event of default continuing under Lender Indebtedness. Creditor will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Creditor also subordinates any claims that Creditor might assert against any guarantor of the Pecks Indebtedness to any and all claims assertable by the Lender against guarantors of the Lender Indebtedness.


     3. Subject to the Lender's priority of liens in the Lender's collateral securing the Lender Indebtedness, nothing in this Agreement shall prohibit Creditor from taking action (except to commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower) to enforce its rights under the Pecks Indebtedness after expiration of the Standstill Period (as hereinafter defined) so long as there is no existing uncured event of default involving the payment of money under the Pecks


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          Indebtedness.  "Standstill Period" shall mean the period of time commencing with the date on which Lender notifies Creditor that an event of default has occurred under the Lender Indebtedness, provided that such event of default has not been cured or waived, and expiring one hundred and eighty (180) days after the notice to Lender. If, during the Standstill Period, the default under the Lender Indebtedness is cured or waived, the Standstill Period shall cease running, and a new Standstill Period shall commence running when Lender gives notice that an additional event of default has occurred under the Lender Indebtedness. The Standstill Period shall be tolled during any period of time that there is in effect an automatic stay under the Bankruptcy Code or an injunction or restraining order issued by a court prohibiting Lender from exercising its remedies, until a court of competent jurisdiction has lifted such stay, injunction, or restraint.


     4. Subject to the terms of paragraph 2 of this Agreement, should any payment be received by Creditor for or on account of any of the Pecks Indebtedness, prior to the satisfaction of all Lender Indebtedness, Creditor will forthwith deliver the same to the Lender, in precisely the form received (except for Creditor's endorsement where necessary) for application on account of the Borrower's obligations to the Lender and, until so delivered, the same shall be held in trust by Creditor as the property of the Lender.


     5. In order to carry out the terms and the intent of this agreement more effectively, Creditor will do all acts and execute all further instruments reasonably requested by the Lender as necessary or convenient to preserve for the Lender the benefit of this Subordination Agreement.


     6. Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing the indebtedness subordinated hereby or Borrower's indebtedness to Lender, notice of the acceptance of this agreement by Lender, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this agreement, or the indebtedness of Borrower to Lender or to Creditor; assents to any renewal, extension or postponement of the time of payment of the Lender Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agrees to the provisions of any instrument, security or other writing evidencing the Lender Indebtedness. No action which the Lender, or the Borrower with the consent of the Lender, may take or refrain from taking with respect to any Lender Indebtedness, or any note or notes representing the same, or any collateral therefor, including a waiver or release thereof or any agreement or agreements (including guaranties) in connection therewith, shall affect this agreement or the obligations of Creditor hereunder. If all Lender Indebtedness is at any time hereafter paid in full and thereafter Borrower again becomes indebted to the Lender, the provisions of this agreement shall apply to said new indebtedness unless, before the same is incurred, Creditor notifies the Lender in writing of the cancellation of this agreement.


     7. No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing and shall be a waiver only with respect to the specific instance involved unless otherwise provided for in such waiver; and it shall in no way impair Lender's rights or Creditor's obligations to it in any other respect or any other time. This Subordination Agreement incorporates all discussions and negotiations between Creditor and Lender concerning the subordination provided by Creditor hereby, and no such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof, and no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed and delivered by a duly authorized officer of Lender.


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     8.   The rights granted to the Lender hereunder are solely for its protection and nothing herein contained shall impose on the Lender any duties with respect to any property of the Borrower or Creditor received hereunder, beyond reasonable care in its custody and preservation while in the Lender's possession. The Lender shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder or pursuant to this agreement.


     9. In the event of a conflict between the terms of this Agreement and the terms of Section 8 of that certain Securities Purchase Agreement, dated as of February 13, 1998, among Borrower, Avre, Inc., Binary Associates, Inc., BHM Labs, Inc., SeraCare Acquisitions, Inc., SeraCare Technology, Inc., and the Creditors, the terms of this Agreement shall govern. This agreement shall bind Creditor and Creditor's heirs, successors, assigns and legal representatives and shall inure to the benefit of the Lender and its successors and assigns, and shall be governed by and construed in conformity with the laws of the Commonwealth of Massachusetts.


          EXECUTED under seal as of the date first above written.

Witness                                Creditors:

                                       DECLARATION OF TRUST
                                       FOR DEFINED BENEFIT PLANS
                                       OF ZENECA HOLDINGS INC.


                                       DECLARATION OF TRUST
                                       FOR DEFINED BENEFIT PLANS
                                       OF ICI AMERICAN HOLDINGS INC.

                                       DELAWARE STATE EMPLOYEES'
                                       RETIREMENT FUND

                                       THE J. W. MCCONNELL FAMILY
                                       FOUNDATION

                                       By:  Pecks Management Partners Ltd.,
                                       Its Investment Advisor

-----------------------------          By:        /s/ Robert J. Cresci
                                          -------------------------------------
                                          Robert J. Cresci, General Partner





ACCEPTED:  BROWN BROTHERS HARRIMAN & CO.

By:     /s/  Joseph E. Hall
   ----------------------------
   Joseph E. Hall, Deputy Manager


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     The Borrower above named hereby acknowledges notice of the within and foregoing subordination and agrees to be bound by all the terms, provisions and conditions thereof.


Witness                                Borrower:



-----------------------------          By:        /s/ Barry D. Plost
                                          -------------------------------------
                                          Barry D. Plost, Chairman and CEO






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